Exhibit 10.14

OMNOVA SOLUTIONS INC.

LONG-TERM INCENTIVE PROGRAM

As Amended and Restated

Effective January 20, 2006

OMNOVA SOLUTIONS INC.

LONG-TERM INCENTIVE PROGRAM

1. Establishment, Purpose and Duration of Program

1.1 Establishment: OMNOVA Solutions Inc. hereby establishes a long-term incentive program, as set forth herein, which will be called “OMNOVA Solutions Inc. Long-Term Incentive Program”.

1.2 Purpose: The purpose of the program is to promote the success and enhance the value of the Company by linking the personal interests of Participants to the interests of the Company’s shareholders and providing to Participants an incentive for outstanding performance. The program also is intended to provide to the Company flexibility in its ability to hire, motivate, and retain the services of Participants whose judgment, interest and efforts contribute significantly to the successful conduct of the Company’s business.

1.3 Effective Date: The program originally became effective on the Effective Date, December 1, 1999, and has subsequently been amended and restated effective January 20, 2006.

1.4 Duration of Program: The program will commence on the Effective Date and will remain in effect until terminated by the Board in accordance with Section 12.1.

2. Definitions and Interpretation

2.1 Definitions: Whenever used in the program, the following words shall have the meanings set forth in this Section 2.1 and, when such meaning is intended, the initial letter of the word will be capitalized.

(a) Annual Compensation: The sum of (i) the base salary paid to a Participant during a Fiscal Year while the Participant is designated as a Participant in the Plan, and (ii) the Participant’s payment under the Executive Incentive Compensation Program attributable to such Fiscal Year.

(b) Average Annual Compensation: If a Performance Period includes two or more Fiscal Years, the sum of a Participant’s Annual Compensation in each such Fiscal Year, divided by the number of such Fiscal Years

(even if the Participant did not have Annual Compensation in all Fiscal Years in the Performance Period).

(c) Beneficiary: The person or persons determined in accordance with Article 7.

(d) Change in Control: The occurrence of any of the following events, subject to the provisions of paragraph (v) hereof:

(i) All or substantially all of the assets of the Company are sold or transferred to another corporation or entity, or the Company is merged, consolidated or reorganized into or with another corporation or entity, with the result that upon conclusion of the transaction less than 51% of the outstanding securities entitled to vote generally in the election of directors or other capital interests of the acquiring corporation or entity are owned directly or indirectly, by the shareholders of the Company generally prior to the transaction; or

(ii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Exchange Act, disclosing that any person (as the term “person” is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act (a “Person”)) has become the beneficial owner (as the term “beneficial owner” is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act (a “Beneficial Owner”)) of securities representing 20% or more of the combined voting power of the then-outstanding voting securities of the Company; or

(iii) The individuals who, at the beginning of any period of two consecutive calendar years, constituted the Directors of the Company cease for any reason to constitute at least a majority thereof unless the nomination for election by the Company’s stockholders of each new Director of the Company was approved by a vote of at least two-thirds of the Directors of the Company still in office who were Directors of the Company at the beginning of any such period; or

(iv) The Board determines that (A) any particular actual or proposed merger, consolidation, reorganization, sale or transfer of assets, accumulation of shares or tender offer for shares of the Company or other transaction or event or series of transactions or events will, or is likely to, if carried out, result in a Change in Control falling within paragraph (i), (ii) or (iii) hereof and (B) it is in the best interests of the Company and its shareholders, and will serve the intended purposes of the Change in Control provisions of this Program and other compensation and benefit programs, plans and agreements of the Company, if a Change in Control shall be deemed to have occurred.

(v) Notwithstanding the foregoing provisions of this Section 2.1(d):

(A) If any such merger, consolidation, reorganization, sale or transfer of assets, or tender offer or other transaction or event or series of transactions or events mentioned in paragraph (iv) hereof shall be abandoned, or any such accumulations of shares shall be dispersed or otherwise resolved, the Board may determine that a Change in Control has not occurred and, by notice to the Executive, nullify the effect thereof, but without prejudice to any action that may have been taken prior to such nullification.

(B) Unless otherwise determined in a specific case by the Board, a Change in Control shall not be deemed to have occurred for purposes of paragraph (ii) hereof solely because (1) the Company, (2) a subsidiary of the Company, or (3) any Company-sponsored employee stock ownership plan or any other employee benefit plan of the Company or any subsidiary of the Company either files or becomes obligated to file a report or a proxy statement under or in response to Schedule 13D, Schedule 14D-1, Form 8-K or Schedule 14A (or any successor schedule, form or report or item therein) under the Exchange Act disclosing Beneficial Ownership by it of shares of the then-outstanding voting securities of the Company, whether in excess of 20% or otherwise, or because the Company reports that a change in control of the Company has occurred or will occur in the future by reason of such beneficial ownership.

(e) Code: The Internal Revenue Code of 1986.

(f) Committee: The Compensation and Corporate Governance Committee of the Board or such other committee of Outside Directors appointed annually by the Board.

(g) Company: OMNOVA Solutions Inc., an Ohio corporation having its registered offices at 175 Ghent Road, Fairlawn, Ohio 44333-3300.

(h) Board: The Board of Directors of the Company.

(i) Disability: A permanent and total disability, physical or mental, as defined in the OMNOVA Solutions Long-Term Disability program and as determined by the Committee.

(j) Employee: Each full-time salaried employee (including, without limitation, a Director who also is an employee) of the Company or a Participating Subsidiary, who is not in a bargaining unit represented by a labor organization.

(k) Equity Incentive Plan: The OMNOVA Solutions Inc. Amended and Restated 1999 Equity and Performance Incentive Plan, as such plan may be amended from time to time, or such other plan as may be enacted for the purpose of providing equity compensation to the Company’s employees and directors.

(l) Fiscal Year: The Company’s fiscal year which is the annually recurring period of twelve (12) consecutive calendar months, commencing on December 1 and ending on November 30.

(m) Program: The OMNOVA Solutions Inc. Long-Term Incentive Program, as described in this document.

(n) Participant: With respect to any Performance Period, an Employee who, at the beginning of the Performance Period, is designated by the Committee as a Participant for such Performance Period. In addition, the Chief Executive Officer shall have discretion to designate new Participants with respect to any Performance Period only during the first Fiscal Year of such Performance Period.

(o) Participating Subsidiary: Any domestic corporation in which the Company owns directly, or indirectly through a subsidiary, at least fifty percent (50%) of the total combined voting power of all classes of stock and whose directors adopt and ratify the Program in a manner determined by the Committee.

(p) Performance Award: A dollar amount determined pursuant to Article 4 and paid to a Participant in cash or in Shares, or any combination thereof, pursuant to Article 6.

(q) Performance Criteria: The measures of economic achievement selected by the Committee for a specific Performance Period in accordance with Section 4.2.

(r) Performance Goals: The specified levels of economic achievement, based on the selected Performance Criteria, established by the Committee in accordance with Section 4.3.

(s) Performance Period: A period of multiple consecutive Fiscal Years authorized by the Committee in accordance with Section 5.1, but in no event less than two consecutive Fiscal Years.

(t) Outside Director: A member of the Board who satisfies the requirements of Section 303A.02 of the New York Stock Exchange Listed Company Manual, as such requirements may be amended or modified from time to time.

(u) Share: A share of the voting common stock of the Company.

(v) Market Value: The closing price for Shares as reported in the New York Stock Exchange Composite Transactions in the Wall Street Journal or similar publication selected by the Committee for the relevant date if Shares were traded on such day or, if none were then traded, the last prior day on which Shares were so traded.

2.2 Gender and Number: Except as otherwise indicated by the context, any masculine term used herein also includes the feminine; any singular term includes the plural thereof; and any plural term includes the singular thereof.

2.3 Time of Exercise: Any action or right specified in the Program may be taken or exercised at any time and from time to time unless a specific time is designated herein for the taking or exercise thereof.

2.4 Amendments: The Program and each law and/or regulation mentioned herein will be deemed to include each and every amendment thereof.

2.5 Severability: If any provision of the Program is held illegal or invalid for any reason, the illegal or invalid provision will be severed and, to the extent possible, the remaining provisions of the program will be enforced as if such illegal or invalid provision had not been included herein.

3. Overview of the Program

The Program is designed to allow Participants to earn Performance Awards based upon attainment by the Company and/or the appropriate Participating Subsidiary or division of specific Performance Goals established by the Committee for each Performance Period. For each Performance Period, the Committee shall approve (i) the Employees designated as Participants in the Program, (ii) Performance Criteria (Section 4.2) and (iii) Performance Goals (Section 4.3).

4. Performance Awards

4.1 Eligibility for Performance Awards: Upon attainment and satisfaction of the Performance Goals and other specific terms and conditions established in accordance with this Article 4, each Participant shall be entitled to receive a Performance Award following the conclusion of the applicable Performance Period. A Performance Award shall constitute a dollar amount calculated as a percentage of the Participant’s Average Annual Compensation in accordance with Section 4.4, and shall be paid, at the discretion of the Committee, in cash or in Shares, or any combination thereof, in accordance with Section 6.1. Any Shares paid in full or partial payment of a Performance Award earned under this Plan shall be issued pursuant to the Company’s Equity Incentive Plan.

4.2 Performance Criteria: For the purpose of setting Performance Goals, the Committee shall establish Performance Criteria for each Performance Period. The Committee may use such measures as return on total capital, return on assets employed, return on equity, earnings growth, revenue growth, cash flow, comparisons to peer companies or such other measure or measures of performance in such manner as the Committee deems appropriate. Different Performance Criteria may be established for each operating division and for the Company as a whole.

4.3 Performance Goals: Based upon the Performance Criteria chosen for a Performance Period, the Committee shall establish precise measures of achievement as specified Performance Goals for that Performance Period.

(a) The Committee may specify different Performance Goals for each division, and for the Company as a whole and may determine separately the applicability and relative weighting of such different Performance Goals for each Participant.

(b) The Committee shall establish Performance Goals for any Performance Period within a reasonable period of time after the start of the Performance Period.

4.4 Amounts of Performance Awards: The amount of a Participant’s Performance Award, if any, shall be determined by the Committee for each Performance Period, and generally will provide a Performance Award payable as a specified percentage of the Participant’s Average Annual Compensation for attainment of the threshold, target or maximum Performance Goal established by the Committee.

5. Performance Periods

Subject to the Committee’s adoption of Performance Criteria and Performance Goals pursuant to Article 4, there shall be successive and overlapping Performance Periods having a duration as established by the Committee, but no less than two Fiscal Years each.

6. Payment of Awards

6.1 Payment of Awards: Following the conclusion of a Performance Period, payment in settlement of a Participant’s Performance Award, if any, for such Performance Period shall be made in cash or in Shares, or any combination thereof, at the discretion of the Committee on or before June 1st. If the payment or any portion thereof is settled in Shares, such payment shall be issued pursuant to the Company’s Equity Incentive Plan and shall be subject to the following conditions:

(a) Prior to converting the dollar amount of the Participant’s Performance Award into Shares, the Company shall first deduct and pay over to the applicable taxing authority any federal, state or local taxes of any kind required by law to be withheld with respect to such payments.

(b) The net dollar amount of the Participant’s Performance Award after withholding of taxes in accordance with subsection (a) shall be converted into a number of Shares having a Market Value, on the date determined by the Committee, equal to the amount of the payment to be made.

(c) Shares payable to a Participant in respect of a Performance Award shall be issued in the name of the Participant on one stock certificate, and such stock certificate shall be delivered to the Participant.

6.2 Nontransferability: All rights to payment under Performance Awards shall be nontransferable other than by will or by the laws of descent and distribution in accordance with Article 6 hereof.

6.3 Tax Withholding: The Company shall have the right to deduct from any payment made under the program any federal, state or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Company to satisfy all obligation for the payment of such taxes.

7. Rights to Performance Awards After Termination of Employment

7.1 In General: Except in the event of a Change in Control as described in Section 7.2, a Participant’s right to receive Performance Awards following any termination of employment shall be determined pursuant to this Section 7.1. Upon termination of a Participant’s employment with the Company or a Participating Subsidiary for any reason, the Participant shall be entitled to receive, at such times as normally payable, any Performance Award due to him for any Performance Period already completed. However, a Participant shall not be entitled to receive a Performance Award for any Performance Period which has not been completed at the Participant’s termination date, except that the Committee shall have discretion to pay a partial Performance Award to a terminated Participant for significant individual contributions.

7.2 Change in Control: In the event a Participant’s employment with the Company or a Participating Subsidiary is terminated within three years following a Change in Control either involuntarily (other than for death, disability or cause) or voluntarily pursuant to Section 3(b) of a Severance Agreement between the Participant and the Company, the Participant shall be entitled to immediate payment of (a) any Performance Award due to him at the time of his termination for any Performance Period already completed, and (b) a prorated Performance Award for each Performance Period which has not been completed at the time of his termination, calculated using the “target” attainment of Performance Goals for that portion of any Performance Period not completed.

8. Beneficiary Designation

8.1 Designation: A Participant may name any Beneficiary (contingently or successively) to whom any benefit under the Program is to be paid if the Participant dies before receiving such benefit. Absent such designation, any benefit which is due but not paid to a Participant under the program during his lifetime will be payable to the Participant’s estate.

8.2 Effectiveness: The designation of a Beneficiary will be effective only when the Participant designates his Beneficiary in the form prescribed by the Company and delivers it to the Company’s Secretary during the Participant’s lifetime.

8.3 Revocation: The designation of a Beneficiary as herein provided will revoke each prior designation of a Beneficiary by the Participant.

9. Rights of Employees

9.1 Participation: Except as provided in Article 4, no Employee will have the right to participate in the Program or, having been a Participant for any Performance Period, to continue to be a Participant in any subsequent Performance Period.

9.2 Employment: Nothing in the Program will interfere with or limit the right of the Company or a Participating Subsidiary to terminate any Participant’s employment, nor confer to any Participant any right to continue in the employ of the Company or a Participating Subsidiary.

9.3 Transfer: For purposes of the program, transfer of a Participant’s employment between the Company and a Participating Subsidiary or between Participating Subsidiaries will not be deemed a termination of employment.

9.4 Compensation: No benefit or other amount paid to a Participant pursuant to the Program will be included in the Participant’s compensation or earnings for purposes of any pension or other employee benefit program of the Company or any Participating Subsidiary.

10. Administration

10.1 Committee: The Committee will administer the Program.

10.2 Power of the Committee: The Committee will have full authority and power to (i) interpret and construe the Program; and (ii) establish, amend and/or waive rules and regulations for the Program’s administration.

10.3 Committee Decisions: The Committee will make all determinations and decisions hereunder by not less than a majority of its members. The Committee may act or take action by written instrument or vote at a meeting convened after reasonable notice. The Committee’s determinations and decisions hereunder, and related orders or resolutions, will be final, binding and conclusive on all persons, including the

Company, its stockholders, Participating Subsidiaries, employees, Participants and Beneficiaries.

10.4 Delegation: The Committee may delegate any authority or power conferred to it under the Program as and to the extent permitted by law.

11. Disputes

11.1 Disputes: The Committee will have full and exclusive authority to determine all disputes and controversies concerning the interpretation of the Program to the fullest extent permitted by law.

11.2 Notice: If any Participant disputes any decision or determination by the Committee, the Company or any Participating Subsidiary concerning the administration of the Program or any provision of the Program, the Participant must give written notice to the Committee as to such dispute at least ninety (90) days prior to commencing any lawsuit or legal proceeding in connection therewith. The Participant must give such notice of dispute by delivering to the Company’s Secretary written notice which identifies the dispute and any provision of the Program in question.

11.3 Decision: Promptly (but within seventy-five (75) days after notice of dispute), the Committee will review and decide the dispute and give the Participant written notice of its decision. Except as provided in Section 11.4, the Committee’s decision will be final and binding on the Company, the Company’s shareholders, Participating Subsidiaries, and the Participant (including his Beneficiary).

11.4 Lawsuit: A Participant may institute a lawsuit in connection with the Committee’s decision involving his rights under the Program within one hundred and eighty (180) days after receiving the Committee’s decision.

12. Amendment and Termination

12.1 Amendment and Termination: The Board may terminate, amend, or modify the Program at any time or for any reason.

12.2 Performance Awards: No termination, amendment, or modification of the Program will in any manner adversely affect any Participant’s rights to receive a Performance Award previously earned under the Program.

13. Indemnification

13.1 Indemnity: The Company will defend and indemnify each person who is or has been a member of the Committee in respect of any claim which is asserted against him and is based on his action or failure to take action under or in connection with the program or any agreement related to the Program; provided that such person gives the Company notice of such claim, cooperates with the Company in defense of such claim, permits the Company to control the defense of such claim prior to his undertaking any defense on his own behalf and confers to the Company full authority to compromise and settle the claim.

13.2 Additional Right: The indemnity provided under Section 13.1 will be in addition to, and not in lieu of, any other right of indemnification to which such person may be entitled under the Company’s Code of Regulations, as a matter of law or otherwise, and will not exclude any other power that the Company may have to defend and indemnify him.

14. Miscellaneous

14.1 Unfunded Program: The Program shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Performance Awards under the program. No obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.2 Costs of Program: The costs and expenses of administering the Program shall be borne by the Company.

14.3 Governing Law: To the extent not preempted by federal law, the Program and all agreements hereunder will be governed by and interpreted in accordance with the laws of the State of Ohio.